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                                                                    EXHIBIT 10.3

                      2002 CORE MOLDING TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE OF THE PLAN. The purpose of the Core Molding Technologies, Inc. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Core Molding Technologies, Inc. (the "Company") and its subsidiaries with an opportunity to acquire an equity interest in the Company through the purchase of Common Shares, and thus develop an incentive to remain with the Company, provide a means for employees to share in the future success of the Company, to and to link and align the personal interests of such employees to those of the Company' stockholders. If the Company issues Common Shares under the Plan, the proceeds therefrom will provide additional capital for the Company, which will be used for general corporate purposes. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and the Plan is to be construed accordingly.

     2. DEFINITIONS. For purposes of this Plan, the following terms when capitalized shall have the meanings designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronouns shall include the feminine and the singular shall include the plural.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Cash Account" shall mean the account established for each Participant to which amounts withheld through payroll deductions shall be credited.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

          (d) "Committee" shall mean the Compensation Committee of the Board or such other committee of at least three directors as may be appointed by the Board from time to time to serve at the pleasure of the Board.

          (e) "Common Shares" shall mean the shares of common stock of the Company.

          (f) "Company" shall mean Core Molding Technologies, Inc.

          (g) "Custodian" shall mean the person selected by the Company to hold the amounts withheld through Participants' payroll deductions pending the purchase of Common Shares pursuant to the Plan and to hold the Common Shares so purchased for the benefit of Participants until such Common Shares are withdrawn pursuant to the terms of the Plan. The Custodian shall qualify as an "agent independent of the issuer" as that term is used in Regulation M promulgated under the Securities Exchange Act of l934, as amended.

          (h) "Effective Date" shall mean the last business day of each Offering Period under the Plan.

          (i) "Offering" shall mean an opportunity provided by the Committee to purchase Common Shares under the Plan.

          (j) "Offering Period" shall mean the period during which an Offering shall be made under the Plan and shall consist of a fiscal quarter of the Plan.

          (k) "Participant" shall include any employee who has satisfied the requirements of the Plan to acquire Common Shares under the Plan and has elected to have payroll deductions made pursuant to the Plan.

          (l) "Payroll Deduction Date(s)" shall mean the date or dates specified by the Company on which withholdings for each fiscal quarter of the Plan shall be made.

          (m) "Plan Year" shall mean the fiscal year of the Plan which shall be the twelve (12) month period beginning each August 1st and ending on the following July 31st.

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          (n) "Right to Purchase" shall mean an option to purchase Common Shares granted to a Participant who elects to participate in an Offering under the provisions of the Plan.

          (o) "Right to Purchase Date" shall mean the Effective Date of an Offering Period.

          (p) "Share Account" shall mean the account established for each Participant to which Common Shares purchased on each Right to Purchase Date for the Participant shall be credited.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. Each member of the Committee must be an outside director of the Company and shall not be eligible to participate in the Plan. Subject to express provisions of the Plan and to such instructions and limitations as the Board may establish from time to time, the Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any determination, decision or action taken by the Committee on the matters referred to in this paragraph shall be conclusive.

     4. EFFECTIVENESS OF THE PLAN. The Plan shall become effective upon (i) stockholder approval of the Plan at the 2002 annual meeting of stockholders of the Company (held on May 15, 2002) or any adjournment thereof, and (ii) Board ratification of the Plan at the Board meeting immediately following the 2002 annual meeting of the stockholders of the Company or any adjournment thereof.

     5. COMMON SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Paragraph 17 herein, not more than 300,000 Common Shares shall be offered under the Plan. The Common Shares subject to the Plan generally shall be previously issued Common Shares acquired by the Company. The Board, however, also may determine, in its sole discretion, that the Common Shares to be purchased under the Plan shall be authorized and unissued Common Shares.

     6. OFFERINGS UNDER THE PLAN. After the Plan has become effective, one or more Offerings, as determined by the Committee, may be made to eligible employees to purchase Common Shares subject to the Plan. The Offerings may be consecutive or concurrent as determined by the Committee. Each Offering shall be made during an Offering Period. Common Shares not sold under one Offering may be offered again in any subsequent Offering.

     7. ELIGIBILITY. Subject to the terms of this Plan, any employee of the Company or a subsidiary thereof may participate in the Plan. Notwithstanding the previous sentence, any employee of the Company or a subsidiary thereof who owns greater than 5% of the total combined voting power or value of all classes of shares of the Company shall not be eligible to participate in any Offerings under the Plan."

     An eligible employee may begin to participate in the Plan as of the February 1st, May 1st, August 1st, or November 1st following the date on which he or she commences employment.

     Nothing contained herein and no rules and regulations prescribed by the Committee shall permit or deny participation in any offering contrary to the requirements of the Code (including, without limitation, Sections 423(b)(3), 423(b)(4) and 423(b)(8) thereof).

     Nothing contained herein and no rules and regulations prescribed by the Committee shall permit any employee to be granted a Right to Purchase under the
Plan:

          (a) if, immediately after such Right to Purchase is granted, such employee would own, and/or hold outstanding options or rights to purchase, shares of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company; or

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          (b) which permits an employee's rights to purchase Common Shares under all employee stock purchase plans of the Company to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of fair market value of Common Shares (determined as of the date such Right to Purchase is granted) for each calendar year in which such Right to Purchase is outstanding at any time.

     For purposes of this paragraph, the provisions of Section 424(d) of the Code, shall apply in determining the stock ownership of each employee. For purposes of clause 7(b) above, the provisions of Section 423(b)(8) of the Code shall apply in determining whether an employee's Rights to Purchase and other rights are permitted to accrue at a rate in excess of the permitted rate.

     8. PAYROLL DEDUCTIONS. In order to participate in the Plan, an eligible employee must indicate on an Enrollment/Change Form (to be provided by the Committee) the contribution percentage or amount that he wishes to authorize the Company to deduct at regular payroll intervals. The minimum deduction for each eligible employee, during each Offering Period, shall be an amount equal to five dollars ($5.00) per pay period. Each Enrollment/Change Form will include authorization for the Company to make payroll deductions from the eligible employee's compensation.

     The amounts withheld through such payroll deductions shall be credited to each Participant's Cash Account. The withholdings for each fiscal quarter of the Plan from the compensation of a Participant shall be made on the Payroll Deduction Dates specified by the Company. Such amounts will be delivered to the Custodian and held pending the purchase of Common Shares as described in Paragraph 10 hereof.

     Any employee of the Company or a subsidiary thereof who satisfies the eligibility requirements of Section 7 hereof shall be eligible to complete an Enrollment/Change Form and to begin payroll deductions hereunder as of the February 1st, May 1st, August 1st, or November 1st following the date on which he or she commences employment. Subject to the other limitations of this Paragraph 8, a Participant may, by written notice to the Company at least twenty
(20) days prior to each February 1st, May 1st, August 1st, or November 1st, increase or decrease the amount of his payroll deduction as of each Payroll Deduction Date.

     Notwithstanding the foregoing, a Participant may by written notice to the Company at least twenty (20) days prior to any Payroll Deduction Date discontinue payroll deductions as of such Payroll Deduction Date. Payroll deductions may not thereafter be resumed until the next following February 1st, May 1st, August 1st, or November 1st. In the event that a Participant ceases his payroll deductions as provided herein, such Participant's Cash Account balance will be used, as of the next Right to Purchase Date, to purchase Common Shares. The Committee may impose such other restrictions on the right to cease payroll deductions as it may deem appropriate.

     9. NO INTEREST ON CASH ACCOUNTS. The payroll deductions and other monies held in Participants' Cash Accounts shall bear no interest.

     10. PURCHASE PRICE AND EXERCISE OF RIGHT TO PURCHASE. The purchase price for a Common Share under each Offering shall be determined by the Committee as of the Right to Purchase Date of each Offering and shall be stated as a percentage of the fair market value of a Common Share on the Right to Purchase Date of the Offering. Such purchase price shall be equal to eighty-five percent (85%) of the per share fair market value of the Common Shares as of the Right to Purchase Date.

     The fair market value of a Common Share on any date shall be the average of the high and low price per share of the Common Shares (or, if applicable, the price paid by the Custodian) on the American Stock Exchange or on any national stock exchange on such date or, if no such sales of Common Shares are made on such date, on the next preceding date on which sales of Common Shares were made on the American Stock Exchange or on any national stock exchange.

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     Each Participant shall be deemed to have been granted a Right to Purchase on the Effective Date of each offering for the number of whole Common Shares which the Participant would be able to purchase with the balance in his Cash Account. Each outstanding Right to Purchase will be exercised automatically on the Right to Purchase Date to purchase the number of whole Common Shares which the amount in the Participant's Cash Account at that time is sufficient to purchase at the applicable purchase price. Any amounts remaining in a Participant's Cash Account after such application will remain in the Cash Account for use during the next Offering Period.

     The Custodian shall purchase the number of Common Shares with respect to which Rights to Purchase have been exercised beginning on the Right to Purchase Date. The Custodian shall establish and maintain a separate Share Account for each Participant, which shall be credited with the number of whole Common Shares purchased on the Right to Purchase Date on behalf of each Participant. A Participant may withdraw the Common Shares credited to his Share Account on a first-in-first-out basis by written notice to the Custodian at least twenty (20) days prior to any February 1st, May 1st, August 1st, or November 1st.
A Participant may withdraw all or a portion of the Common Shares which were credited to his Share Account on or prior to the Right to Purchase Date immediately preceding such February 1st, May 1st, August 1st, or November 1st.
A Participant will be charged a fee by the Custodian for each such withdrawal. The amount of such fee shall be as agreed from time to time by the Custodian and the Company. The Custodian shall deliver to such Participant a share certificate issued in his name for the number of whole Common Shares he wishes to withdraw from his Share Account. At least annually, there shall be delivered to each Participant a statement of his Share Account showing the number of Common Shares purchased during the preceding twelve months (or lesser period of existence of the Offering), the Right to Purchase prices paid for the Common Shares, the dates of purchase of the Common Shares, and the amount to be included in the ordinary income of the Participant at such time as the Common Shares are sold, as prescribed by Section 423(c) of the Code.

     The initial Custodian shall be selected by the Company prior to the initial Offering under the Plan. The Company may remove any Custodian, and any Custodian may resign, upon 60 days' notice in writing to the other party, as the case may be. Any successor custodian shall be appointed by the Company. The Company shall pay all fees and costs of the Custodian as agreed between the Company and the Custodian from time to time, except for the withdrawal fees payable by Participants as described above.

     The Company may, at any time after the end of an Offering Period, close the Cash Accounts of eligible employees not participating in another Offering under the Plan, in which case any balance in such Cash Accounts will be refunded to such eligible employees. Any balance remaining in the Cash Account of a Participant after the end of an offering Period shall remain in the Participant's Cash Account for use in the next Offering.

     The Company may, at any time after the end of an Offering Period, close the Share Accounts related to such Offering, in which case the Custodian shall deliver to each Participant in that Offering a share certificate issued in his name for the number of whole Common Shares credited to his Share Account, without charging a withdrawal fee.

     11. REGISTRATION OF CERTIFICATES. Common Shares withdrawn by Participants will be registered, and share certificates therefore will be issued, only in the name of the Participant.

     12. RIGHTS AS SHAREHOLDERS. With respect to Common Shares subject to a Right to Purchase, pending exercise of such Right to Purchase, the Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant who has exercised a Right to Purchase shall have the rights and privileges of a stockholder immediately following such exercise.

     13. USE OF PLAN FUNDS. Subject to Paragraph 10 hereof, to the extent the Company issues Common Shares to Participants upon exercise of Rights to Purchase granted under the Plan, the amounts received by the Company may be used for any corporate purpose or purposes of the Company.

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     14.  TERMINATION OF EMPLOYMENT.  If the employment of a Participant terminates for any reason, including death, disability, retirement or other cause, his participation in the Plan automatically and without any act on his part shall terminate as of the date of termination of his employment. As soon as practicable following the Participant's termination of employment, the Company shall refund to such Participant (or his beneficiary, in the case of the participant's death) any and all amounts in his Cash Account and the Custodian shall deliver to such Participant (or beneficiary) a share certificate issued in his name for the number of whole Common Shares credited to his Share Account through prior Offerings.

     15. RESTRICTION UPON ASSIGNMENT. Rights to Purchase granted to a Participant under the Plan shall not be transferable (including pledge or hypothecation), and shall be exercisable during the Participant's lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize assignment or purported assignment by a Participant of his Rights to Purchase or of any rights under his Rights to Purchase.

     16. GOVERNMENT REGULATIONS. The Company's obligation to issue, sell or deliver any Common Shares under this Plan is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with the issuance, sale or delivery of such Common Shares. The Company shall not be required to issue, sell or deliver any Common Shares under this Plan prior to

          (a) the approval of such Common Shares for listing on any national stock exchange (if such approval must be obtained), and

          (b) the completion of any registration or other qualification of such Common Shares under any state or Federal law or any ruling or regulation of any governmental or regulatory authority which the Company in its sole discretion shall determine to be necessary or advisable.

     17. ADJUSTMENT OF SHARES UPON CHANGES IN CAPITALIZATION. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Shares, by reason of a dividend payable in Common Shares, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding Rights to Purchase, the purchase price per share (in the case of shares subject to outstanding Rights to Purchase), and the number and class of shares which may be subscribed to by any one employee, and such other adjustments shall be made as may be deemed equitable by the Committee.

     18. DIVIDEND REINVESTMENT. All cash dividends paid, if any, with respect to the Common Shares credited to a Participant's Share Account shall be added to the Participant's Cash Account and thereby shall be applied to exercise Rights to Purchase to purchase whole Common Shares on the Right to Purchase Date next following the date such cash dividends are paid by the Company. An election to leave Common Shares with the Custodian shall constitute an election to apply the cash dividends with respect to such shares to the exercise of Rights to Purchase hereunder. Common Shares so purchased shall be applied to the Common Shares credited to each Participant's Share Account.

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     19.  AMENDMENT OF THE PLAN.  To the extent permitted by law, the Committee may at any time and from time to time make such changes in the Plan and additions to it as the Committee deems advisable; provided, however, that, except as provided in Paragraph 17 hereof, and except with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, the Committee may not make any changes or additions which would adversely affect Rights to Purchase previously granted under the Plan and may not, without approval of the stockholders of the Company, make any changes or additions which would (a) increase the aggregate number of Common Shares subject to the Plan or which may be subscribed to by an eligible employee, (b) decrease the minimum purchase price for a Common Share, or (c) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

     20. DURATION AND TERMINATION OF THE PLAN. The Plan shall terminate upon the earlier to occur of the following two events:

          (a) The purchase by eligible employees of all of the Common Shares subject to the Plan; or

          (b) The termination of the Plan by the Board.

     No termination of the Plan shall affect Rights to Purchase previously granted under this Plan.

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